UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2016

ACTIVECARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53570	87-0578125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1365 West Business Park Drive, #100 Orem, Utah 84058
(Address of Principal Executive Offices)

(877) 219-6050
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Incentive Stock Option Plan

Effective November 1, 2016, the Board of Directors (the "Board") of ActiveCare, Inc. (the "Company") approved, authorized and adopted the 2016 Incentive Stock Option Plan (the "2016 Plan") and certain forms of ancillary agreements to be used in connection with the issuance of stock and/or options pursuant to the Plan (the "Plan Agreements"). The Company will be seeking stockholder approval of the 2016 Plan so that compensation attributable to grants under the 2016 Plan may qualify for an exemption from the $1 million deduction limit under Section 162(m) of the Internal Revenue Code of 1986.
The purpose of awards under the 2016 Plan is to attract and retain talented employees and the services of select non-employees, further align employee and stockholder interests and closely link employee compensation with Company performance. Eligible participants under the 2016 Plan will be such full or part-time officers and other employees, directors, consultants and key persons of the Company and any Company subsidiary who are selected from time to time by the Board or committee of the Board authorized to administer the 2016 Plan, as applicable, in its sole discretion.
The Plan provides for the issuance of up to 188,625,000  shares of common stock of the Company through the grant of non-qualified options (the "Non-qualified Options"), incentive options (the "Incentive Options" and together with the Non-qualified Options, the "Options") and restricted stock (the "Restricted Stock") to directors, officers, consultants, attorneys, advisors and employees. The Board believes that such shares should be sufficient to cover grants through at least the end of the fiscal year 2018.
It is intended for the 2016 Plan to be administered by the Company's newly formed Compensation Committee, which will be implemented upon the effectiveness of the Company's currently outstanding registration statement on Form S-1 (the "Registration Statement").  The Compensation Committee will consist of at least two independent, non-employee and outside directors (the "Compensation Committee"). In the absence of such a Committee, the Board shall administer the 2016 Plan.
Options are subject to the following conditions:
(i) The Committee determines the strike price of Incentive Options at the time the Incentive Options are granted. The assigned strike price must be no less than 100% of the Fair Market Value (as defined in the Plan) of the Company's Common Stock. In the event that the recipient is a Ten Percent Owner (as defined in the Plan), the strike price must be no less than 110% of the Fair Market Value of the Company.
(ii) The strike price of each Non-qualified Option will be at least 100% of the Fair Market Value of such share of the Company's Common Stock on the date the Non-qualified Option is granted.
(iii) The Committee fixes the term of Options, provided that Options may not be exercisable more than ten years from the date the Option is granted, and provided further that Incentive Options granted to a Ten Percent Owner may not be exercisable more than five years from the date the Incentive Option is granted.
(iv) The Committee may designate the vesting period of Options and may accelerate at any time the exercisability or vesting of all or any portion of any Option granted.
(v) Options are not transferable and Options are exercisable only by the Options' recipient, except upon the recipient's death.
(vi) To the extent required for "incentive stock option" treatment under Section 422 of the Internal revenue Code of 1986, as amended (the "Code"), the aggregate Fair Market Value (determined as of the grant date) of the shares with respect to which Incentive Stock Options granted under the Plan and any other plan of the Company or its parent and any Subsidiary that become exercisable for the first time by an optionee during any calendar year shall not exceed $150,000 or such other limit as may be in effect from time to time under Section 422 of the Code. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(vii) Beginning on the date that the Company becomes subject to Section 162(m) of the Code, Options with respect to no more than 13,203,750 Shares shall be granted to any one individual in any calendar year period and no more than 15,000,000 Shares shall be granted to any one individual in any calendar year period.
(viii) Shares may be issued up to such maximum number pursuant to any type or types of Award, and no more than 54,312,000 shares may be issued pursuant to Incentive Stock Options.

Awards of Restricted Stock are subject to the following conditions:
(i) The Committee grants Restricted Stock Options and determines the restrictions on each Restricted Stock Award (as defined in the Plan). Upon the grant of a Restricted Stock Award and the payment of any applicable purchase price, grantee is considered the record owner of the Restricted Stock and entitled to vote the Restricted Stock if such Restricted Stock is entitled to voting rights.
(ii) Restricted Stock may not be delivered to the grantee until the Restricted Stock has vested.
(iii) Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as provided in the Plan or in the Award Agreement (as defined in the 2016 Plan).

The above descriptions of the 2016 Plan and the Plan Agreements do not purport to be complete, and are qualified in their entirety by reference to the full text of the 2016 Plan and the Plan Agreements, which are attached as Exhibits 10.1 through 10.5 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 1, 2016, the Board increased the size of the Company's Board, appointing Chad Olsen and David Hall as members of the Board, pending effectiveness of the Registration Statement.  Upon such effectiveness, Mr. Olsen and Mr. Hall will serve until the next annual election of directors and until their successors are duly elected and shall qualify. It is intended for Mr. Olsen to act as chair of the Company's newly established audit committee and for Mr. Hall to act as chair of the Company's newly formed Governance and Nominating Committee.

Additionally, upon the effectiveness of the Registration Statement, the Board has appointed current Board member Robert Welgos to serve as chair of the Compensation Committee.

There is no arrangement or understanding between Mr. Olsen or Mr. Hall and any other person pursuant to which they were selected as a directors. There have been no transactions and are no currently proposed transactions in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company's total assets at year-end for the last two completed fiscal years, and in which Mr. Olsen or Mr. Hall had or will have a direct or indirect material interest.

As  new members of the Board, Mr. Olsen and Mr. Hall will be entitled to receive the same compensation provided to the Company's other non-employee directors. Such directors receive $2,500 a month for their service in such capacity.

The Board has determined that Mr. Olsen and Mr. Hall qualify as independent directors under the rules of The Nasdaq Stock Market.

Below is a description of Mr. Olsen's and Mr. Hall's professional work experience.

Chad Olsen, age 45, Director

Since May 2016, Mr. Olsen has served as the Chief Financial Officer and Chief Operating Officer of Search Group Partners, Inc., a premier recruiting firm that offers professional talent acquisition and consulting services to both local and nation-wide searches with its headquarters located in Salt Lake City, Utah. Previously, he provided accounting and consulting services as the founder and president of Acreal, LLC from May 2014 to May 2016.  Prior to Acreal, he served for four years as Chief Financial Officer for Track Group, Inc. from January 2010 to May 2014, which provided electronic monitoring services as a lower-cost alternative to incarceration. Previous to his appointment as CFO, he served as Track Group's corporate controller from September 2001 to January 2010. Additionally, he served as Track Group's corporate secretary from January 2010 to November 2011. From 1997 to 2001, Mr. Olsen worked at Kartchner and Purser, P.C., a certified public accounting firm in performing tax, auditing, and business advisory services. From 1992 to 1996, Mr. Olsen worked in the banking industry with Universal Community Credit Union where he supervised teller and member services employees.

Mr. Olsen received a Bachelor of Science Degree in Accounting from Brigham Young University.
David Hall, age 48, Director

Mr. Hall is the founder and President of HSA Health Insurance Company (a.k.a HSA Heath Plan), a health insurance company that offers HSA based health plans exclusively to the fully insured group market and the self-funded group market.  Prior to HSA Heath Plan, in 2003 Mr. Hall co-founded HealthEquity, Inc. (NASDAQ: HQY), a leader in the Consumer Directed Healthcare space HealthEquity with over $4 billion of assets under management and over 2.2 million HSAs.  Prior to co-founding HealthEquity, Mr. Hall worked with Peppers & Rogers Group, a firm specializing in Customer Relationship Management strategy from May 2000 through January 2003.   In addition to these business ventures, Mr. Hall served as President from May 1999 to May 2000 of TimeMarker, Inc., a company that helped other businesses leverage the Internet to sell their time-perishable inventory using a proprietary wireless exchange platform. Prior to this, he worked for Ernst and Young in their Strategic Advisory Services group from May 1997 through May 1999.

Mr. Hall received a master of business administration from Brigham Young University and a bachelor's in English from Weber State University.

Item 8.01 Other Events.

Pending the effectiveness of our Registration Statement, the Board has established a standing Audit Committee to be comprised of independent directors and adopted the Audit Committee Charter. The Audit Committee assists the board in fulfilling its oversight responsibility relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the qualifications and independence of our independent registered public accountants. The Audit Committee is to be comprised of three independent members, including Director Nominees, Chad Olsen (Chair), David Hall, and current Board member Robert Welgos.  The Board has determined that Mr. Olsen qualifies as an "audit committee financial expert" as defined by the Securities and Exchange Commission. A copy of the Audit Committee Charter will be posted on our corporate website at www.activecare.com upon effectiveness of the Registration Statement.

Additionally, pending the effectiveness of the Registration Statement, our Board has established a standing Compensation Committee and Nominating and Corporate Governance Committee. Each committee will be comprised of three independent members, including Director Nominees, Mr. Chad Olsen (chair Audit Committee), Mr. David Hall (chair of Nominating and Corporate Governance Committee) and current Board member Mr. Robert Welgos (chair of Compensation Committee).  A copy of the Compensation Committee Charter and Corporate Governance and the Nominating Committee Charter, upon effectiveness of the Registration Statement, will be posted on our corporate website at www.activecare.com.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1*	ActiveCare, Inc., 2016 Incentive Stock Option Plan
10.2*	Form of Restricted Stock Agreement
10.3*	Form of Nonqualified Stock Option Agreement (Non-Employee)
10.4*	Form of Nonqualified Stock Option Agreement (Employee)
10.5*	Form of Incentive Stock Option Agreement
 *filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVECARE, INC.

Date: November 7, 2016	By:	/s/ Jeffrey Peterson
Jeffrey Peterson
Chief Executive Officer